EXHIBIT 1

                             JOINT FILING STATEMENT
                     STATEMENT PURSUANT TO RULE 13D-1(K)(1)

           The undersigned hereby consent and agree to file a joint statement on
Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock of Olympic Cascade Financial Corporation beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement Pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated:  April 8, 2004


/s/ Gregory P. Kusnick
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Gregory P. Kusnick


/s/ Karen Jo Gustafson
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Karen Jo Gustafson